Exhibit 99.2

Uranium Resources Regains Compliance with NASDAQ Minimum Bid Price Rule

LEWISVILLE, Texas--(BUSINESS WIRE)--February 6, 2013--Uranium Resources, Inc. (NASDAQ:URRE) (URI) announced that it received notification from the NASDAQ Stock Market (“NASDAQ”) indicating that the Company has regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on NASDAQ. As of February 5, 2013, URI had maintained a closing price of $1.00 or more for at least 10 consecutive trading days. A hearing previously requested by URI with the NASDAQ Hearing Panel to appeal the potential delisting is no longer needed and subsequently has been cancelled.

The Company is now in full compliance with NASDAQ listing requirements and will continue to be listed and traded on the NASDAQ.

On January 16, 2013, URI also regained compliance with NASDAQ rules requiring the Board of Directors to be comprised of a majority of independent directors and the Audit Committee to be comprised of at least three independent members.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas. URI has over 206,600 acres of uranium mineral holdings and 152.9 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 1 million pounds of uranium per year. URI has an additional 1.3 million pounds of in-place mineralized uranium material in Texas and South Dakota. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s estimated mineralized uranium material are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company’s ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company’s mining projects, government and tribal regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents, market reaction to a reverse stock split, determinations of the NASDAQ Hearing Panel and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT:
Investor Contact:
Kei Advisors LLC
Deborah K. Pawlowski, 716-843-3908
dpawlowski@keiadvisors.com
or
Media Contact:
Uranium Resources, Inc.
Vice President, Corporate Development
Mat Lueras, 505-269-8317
mlueras@uraniumresources.com